UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

Heliogen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40209	85-4204953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West Union Street

Pasadena, California 91103

(Address of principal executive offices and Zip Code)

(Registrant’s Telephone Number, Including Area Code): (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 par value per share	HLGN	OTCQX
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGNW	OTCPK
Preferred Share Purchase Rights	N/A	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of May 28, 2025, by and among Heliogen, Inc., a Delaware corporation (“Heliogen”), Zeo Energy Corp., a Delaware corporation (“Zeo Energy”), Hyperion Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Zeo Energy (“Merger Sub I”) and Hyperion Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Zeo Energy (“Merger Sub II”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement. On August 8, 2025, Merger Sub I merged with and into Heliogen (the “First Merger”), with Heliogen surviving the First Merger (Heliogen, as the surviving entity of the First Merger, the “First Surviving Corporation”) with the First Surviving Corporation becoming a direct, wholly owned subsidiary of Zeo Energy, and immediately following the First Merger, the First Surviving Corporation merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger and becoming a direct, wholly owned subsidiary of Zeo Energy.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on May 28, 2025, Heliogen entered into Amendment No.4 to that certain Rights Agreement, dated April 16, 2023 by and between Heliogen and Continental Stock Transfer and Trust Company, as amended on April 16, 2024, December 17, 2024 and April 14, 2025 (collectively, the “Rights Agreement”). Pursuant to the Rights Agreement, immediately prior to the effective time of the First Merger (the “Effective Time”) on August 8, 2025, the Rights Agreement terminated automatically. Additionally, immediately prior to the Effective Time on August 8, 2025, Heliogen terminated Heliogen’s 2021 Employee Stock Purchase Plan.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Consideration to Heliogen Stockholders.

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock of Heliogen, par value $0.0001 per share (the “Company Common Stock”) (other than Company Common Stock held by Zeo Energy, Heliogen or their respective subsidiaries immediately prior to the Effective Time) was canceled and was automatically converted into the right to receive (i) a number of shares of class A common stock, par value $0.0001 per share, of Zeo Energy (“Zeo Energy Class A Common Stock”) equal to the Exchange Ratio (as defined below), without interest (the “Share Merger Consideration”), and (ii) if applicable, an amount in cash, rounded to the nearest cent, in lieu of any fractional share interest in Zeo Energy Class A Common Stock to which such holder otherwise would have been entitled (together with the Share Merger Consideration, the “Merger Consideration”), subject to any required tax withholding.

As previously disclosed, pursuant to the Merger Agreement, the Exchange Ratio is 0.9591 shares of Zeo Energy Class A Common Stock for each share of Company Common Stock (the “Exchange Ratio”). The shares of Zeo Energy Class A Common Stock issued in connection with the Mergers are listed on the Nasdaq Stock Market LLC. The Mergers, taken together, constitute a single integrated transaction that qualifies as a reorganization for U.S. federal income tax purposes.

Treatment of Heliogen RSUs

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit (“RSU”) relating to shares of Company Common Stock (whether vested or unvested) was automatically accelerated and fully vested and cancelled and each holder thereof became entitled to receive the Merger Consideration in respect of each share of Company Common Stock covered by such RSU, without interest and subject to any required tax withholding.

Treatment of Heliogen Options

Pursuant to the Merger Agreement, each outstanding option to purchase Company Common Stock (the “Heliogen Options”) automatically accelerated such that all Heliogen Options were fully vested as of immediately prior to the Effective Time. All Heliogen Options had an exercise price per share equal to or greater than the Per Share Purchase Price and therefore were cancelled without payment of consideration. There were no In the Money Options.

Treatment of Heliogen Warrants.

As of immediately prior to the Effective Time, Heliogen had outstanding certain “Commercial Warrants” and “SPAC Warrants”. Commercial Warrants refer to (i) the warrant to purchase shares of Company Common Stock pursuant to the Commercial-Scale Demonstration Agreement, dated March 28, 2022, by and between Heliogen and Woodside Energy (USA) Inc., (ii) the warrant to purchase shares of Company Common Stock pursuant to the Collaboration Agreement, dated March 28, 2022, by and between Heliogen and Woodside Energy (USA) Inc., and (iii) the warrants to purchase shares of Company Common Stock issued to Cornerstone Government Affairs, Inc. on each of April 19, 2022 and August 14, 2023, in each case with an exercise price of $0.35 per share of Company Common Stock. SPAC Warrants refer to (i) redeemable warrants exercisable to purchase one share of Company Common Stock at an exercise price of $402.50 per share, traded on the over-the-counter market (and prior to November 8, 2023, on the New York Stock Exchange) under the trading symbol HLGNW; and (ii) redeemable warrants exercisable to purchase one share of Company Common Stock at an exercise price of $402.50 per share, each governed by the underlying warrant agreement dated March 16, 2021, by and between Athena Technology Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Athena Warrant Agreement”).

Immediately prior to the Effective Time, each outstanding Commercial Warrant was accelerated to be fully vested in accordance with its terms. All Commercial Warrants were exercised as of immediately prior to the Effective Time, and holders thereof received the Merger Consideration in respect of the shares of Company Common Stock. At the Effective Time, each outstanding and unexercised SPAC Warrant automatically, in accordance with the terms of the Athena Warrant Agreement, ceased to represent a SPAC Warrant and became a right to receive, in lieu of shares of Company Common Stock, the excess of the value of the Merger Consideration over the exercise price of such SPAC Warrant as if such holder had exercised such SPAC Warrant immediately prior to the Effective Time. As of the Effective Time, regarding the SPAC Warrants, the Merger Consideration did not exceed the exercise price of each of the SPAC Warrants of $402.50 per share. Accordingly, no Merger Consideration was issued for such SPAC Warrants as of the Effective Time.

The issuance of shares of Zeo Energy Class A Common Stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to (i) Zeo Energy’s registration statement on Form S-4 (File No. 333-288489) filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025 and declared effective on July 11, 2025 (the “Registration Statement”). The Registration Statement contains additional information about the Mergers, including information concerning the interests of directors, executive officers and affiliates of Heliogen and Zeo Energy in the Mergers.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Heliogen’s Current Report on Form 8-K filed with the SEC on May 29, 2025, which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure under the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the First Merger, on August 8, 2025, Heliogen notified OTC Markets Group, Inc. (“OTC”) of the completion of the Mergers and requested that OTC (A) suspend trading of the Company Common Stock on the OTCQX, the highest market tier operated by OTC (the “OTCQX”), (B) suspend trading of the SPAC Warrants on the OTCPK and (B) remove the Company Common Stock and SPAC Warrants from listing on the OTC, in each case, prior to the opening of the market on August 11, 2025.

Heliogen intends to file with the SEC a certification and notice of termination on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to deregister the Company Common Stock and request the suspension of Heliogen’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification of Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

At the Effective Time, each holder of Company Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of Heliogen other than the right to receive the Merger Consideration for such stockholder’s shares of Company Common Stock.

Item 5.01 Changes in Control of the Registrant.

The disclosures under the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the completion of the Mergers, there was a change in control of Heliogen on August 8, 2025, and Heliogen became a direct, wholly owned subsidiary of Zeo Energy.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the Merger Agreement, as of the Effective Time (i) Heliogen’s directors and officers ceased their service as directors and officers of Heliogen, (ii) Timothy Bridgewater, the sole director of Merger Sub I immediately prior to the Effective Time, became directors of the First Surviving Corporation, and (iii) Timothy Bridgewater and Stirling Adams, the officers of Merger Sub I immediately prior to the Effective Time, became officers of the First Surviving Corporation. No directors or officers resigned as a result of any disagreement with Heliogen on any matter relating to Heliogen’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 8, 2025, Heliogen held a virtual special meeting of stockholders (the “Special Meeting”) to consider and vote on approval of the proposal to adopt the Merger Agreement (the “Merger Proposal”).

As of the close of business on June 30, 2025, the record date for the Special Meeting (the “Record Date”), there were 6,165,848 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

At the Special Meeting, the holders of a total of 3,680,558 shares of Company Common Stock, were present virtually or represented by proxy, representing approximately 59.69 % of the votes that could be cast by the holders of all outstanding shares of Company Common Stock entitled to vote at the Special Meeting and, therefore, a quorum was present for the Special Meeting.

A summary of the voting results for the following proposals, each of which is described in detail in Heliogen’s definitive proxy statement filed by Heliogen with the SEC on July 11, 2025, is set forth below.

Merger Proposal

Pursuant to the Merger Agreement, approval of the Merger Proposal requires the affirmative vote of a majority of the voting power of all issued and outstanding shares of Company Common Stock as of the Record Date.

At the Special Meeting, Heliogen’s stockholders voted upon and approved the Merger Proposal. The final voting results on the Merger Proposal are as follows:

Votes For	Votes Against	Votes Abstained
3,504,832	167,216	8,510

Adjournment Proposal

As the Merger Proposal was approved, the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting was rendered moot and was not called for a vote at the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of May 28, 2025, by and among Zeo Energy Corp., Heliogen, Inc., Hyperion Merger Corp. and Hyperion Acquisition LLC.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain exhibits, annexes and schedules have been omitted or redacted pursuant to Item 601(b)(2) of Regulation S-K because the registrant customarily and actually treats such omitted information as private or confidential and because such omitted information is not material. Heliogen agrees to furnish supplementally a copy of any omitted exhibit, annex or schedule to the SEC upon request; provided, however, that Heliogen may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibit, annex or schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heliogen, Inc.

Dated: August 8, 2025	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer